EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Lowrance Electronics, Inc. on Form S-8 of our report dated August 30, 2004, appearing in the Annual Report on Form 10-K of Lowrance Electronics, Inc. for the year ended July 31, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Tulsa, Oklahoma
December 15, 2004

End of Filing